Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

For Tender of Ordinary Shares of
GDEV Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 28, 2026, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below) if (1) the book-entry shares are not immediately available, (2) the procedures for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Depositary”) before the Expiration Time. This form, signed and properly completed, may be delivered by hand, mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

If delivering by mail, or by hand, express mail, courier
or other expedited service:
Continental Stock Transfer & Trust Company
1 State Street, 30th FL
Attention: Reorg Department
New York, NY 10004

THIS NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY AT THE ABOVE ADDRESS BEFORE THE EXPIRATION TIME. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITORY TRUST COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to GDEV Inc., a British Virgin Islands business company (the “Company,” “we,” “us” or “our”), at a price per share indicated in this notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), on the terms and subject to the conditions described in the offer to purchase, dated August 31, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and which, together with the Offer to Purchase, constitute the “Offer”), receipt of which is hereby acknowledged, the number of ordinary shares of the Company, no par value per ordinary share (each, a “share”) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Capitalized terms used herein but not defined shall have the meanings given to them in the Offer to Purchase.

NUMBER OF SHARES TO BE TENDERED: ______________________ SHARES

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “eligible institution”), hereby guarantees (1) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (2) that such tender of shares complies with Rule 14e-4, and (3) that, either: (a) as to a registered shareholder (as defined in the Offer to Purchase), a properly completed and duly executed Letter of Transmittal, any required signature guarantees, and any other documents required by the Letter of Transmittal; or (b) as to a DTC participant (as defined in the Offer to Purchase), the confirmation of the book-entry transfer of all tendered shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal, any required signature guarantees, and any other documents required by the Letter of Transmittal, or a properly transmitted agent’s message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, must be received by the Depositary, within two business days after the date of execution of the Notice of Guaranteed Delivery by the Depositary.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the above-described and complete the procedures for book-entry transfer deliveries set forth in Section 3 of the Offer to Purchase within the time period set forth herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm	Address

Authorized Signature	Zip Code

Name (Please Print)	Area Code and Telephone Number

Title	Dated

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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